Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	May 14, 2018
Executive Vice President and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President and Treasurer
(310) 481-8581

KILROY REALTY, L.P. AGREES TO SELL $250 MILLION OF

SENIOR UNSECURED NOTES DUE 2026

Company Expects to Issue $50 Million of Notes at 4.30% and $200 Million of Notes at 4.35% with Three and Six

Month Delayed Draw Options, Respectively

LOS ANGELES, May 14, 2018 – Kilroy Realty Corporation (NYSE: KRC) (the “Company”) today announced that its operating partnership, Kilroy Realty, L.P. (the “Operating Partnership”), has agreed to sell $250 million aggregate principal amount of senior unsecured notes due 2026 (the “Senior Unsecured Notes”) in a private placement. The Operating Partnership expects to issue $50 million principal amount of 4.30% Senior Unsecured Notes (“2018 Series A”) by July 20, 2018 and $200 million principal amount of 4.35% Senior Unsecured Notes (“2018 Series B”) by October 22, 2018. The Senior Unsecured Notes are guaranteed by the Company.

2018 Series A will pay interest semi-annually at a rate of 4.30% per annum and mature on July 18, 2026 and 2018 Series B will pay interest semi-annually at a rate of 4.35% per annum and mature on October 18, 2026. Interest payments will be made in arrears on April 18 and October 18 of each year beginning April 18, 2019. Proceeds from the financing will be used for general corporate purposes, including funding development projects.

“As part of our active balance sheet management strategy, we continually evaluate opportunities to raise long-term capital at attractive terms and the results of this debt financing underscore both objectives. The delayed drawdown feature, against the backdrop of market volatility, will allow us to efficiently manage our development expenditures,” said Tyler H. Rose, the Company’s Executive Vice President and Chief Financial Officer.

The Senior Unsecured Notes and related guarantee have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release is for information only, does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Kilroy Realty Corporation. With over 70 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The Company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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